UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2012

COMPLETE GENOMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34939	20-3226545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2071 Stierlin Court

Mountain View, California 94043

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 943-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 8, 2012, Complete Genomics, Inc. (“Complete Genomics” or “we”) entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with MLV & Co. LLC (“MLV”) pursuant to which we may sell from time to time, at our option, shares of our common stock through MLV, as sales agent. Sales of the common stock made pursuant to the Sales Agreement, if any, will be made on The NASDAQ Global Market under our previously filed and currently effective Registration Statement on Form S-3 (File No. 333-178728) by means of ordinary brokers’ transactions at market prices. Additionally, under the terms of the Sales Agreement, we may also sell shares of our common stock through MLV, on The NASDAQ Global Market or otherwise, at negotiated prices or at prices related to the prevailing market price. Under the terms of the Sales Agreement, MLV may not engage in any proprietary trading or trading as principal for MLV’s own account. MLV will use its commercially reasonable efforts to sell our common stock from time to time, based upon our instructions (including any price, time or size limits or other customary parameters or conditions we may impose). We cannot provide any assurances that we will issue any shares pursuant to the Sales Agreement. We will pay MLV a commission of up to 3% of the gross proceeds from the sale of shares of our common stock under the Sales Agreement, if any. We have also agreed to provide MLV with customary indemnification rights. The offering of common stock pursuant to the Sales Agreement will terminate upon the earlier of (a) the sale of all of the common stock subject to the Sales Agreement or (b) the termination of the Sales Agreement by us or MLV. Either party may terminate the agreement in its sole discretion at any time upon written notice to the other party.

We intend to file a prospectus supplement with the Commission with respect to the sale of an aggregate of $30.0 million of our shares of common stock pursuant to the Sales Agreement. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. This Current Report on Form 8-K also incorporates by reference the Sales Agreement into our shelf registration statement on Form S-3 (File No. 333-178728) previously filed with the Commission.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

5.1	Opinion of Latham & Watkins LLP

10.1	At Market Issuance Sales Agreement between Complete Genomics, Inc. and MLV & Co. LLC dated March 8, 2012

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2012	COMPLETE GENOMICS, INC.

	By:	/s/ Ajay Bansal
Ajay Bansal
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Latham & Watkins LLP

10.1	At Market Issuance Sales Agreement between Complete Genomics, Inc. and MLV & Co. LLC dated March 8, 2012

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)